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                                                                EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Elastic Networks Inc. (the "S-8 Registration Statement") of our report dated June 16, 2000 (August 4, 2000 as to Note 15 and August 25, 2000 as to Note 17 (which expresses an unqualified opinion and includes an explanatory paragraph relating to the restatement described in Note 17)), appearing in the Registration Statement on Form S-1 (Registration No. 333-40500) initially filed with the Securities and Exchange Commission on June 29, 2000, as amended and declared effective as of September 28, 2000 and the attendant Form of Prospectus filed with the Securities and Exchange Commission on October 2, 2000 pursuant to Rule 424(b)(4) promulgated under the Securities Act of 1933, as amended, which are each incorporated by reference and made part of such S-8 Registration Statement.


/s/ DELOITTE & TOUCHE LLP

Atlanta, Georgia
October 25, 2000